                                                                     Exhibit 11
                         COMPUTATION OF PER SHARE DATA
                                  (Unaudited)

Fiscal Year Ended In                                                        1996          1995         1994
----------------------------------------------------------------------  -------------  -----------  -----------
Income (loss) from continuing operations                                $(11,092,000)  $   612,000  $ 4,233,000
Income from discontinued operations                                        2,800,000             -      466,000
Cumulative effect of change in accounting principle                                -             -   14,128,000
                                                                        ------------   -----------  -----------
     Net income (loss)                                                  $ (8,292,000)  $   612,000  $18,827,000
                                                                        ============    ==========  ===========
Primary:
     Weighted average number of common shares outstanding                 18,340,248    16,669,827   14,320,969
     Shares issuable upon conversion of Series A
          Convertible Preferred Stock                                              -             -    1,058,400
     Shares issuable upon exercise of dilutive stock options
          and warrants - net of shares assumed to be
          repurchased  (at the average market price for the
           period) from exercise proceeds                                    127,000       473,554    1,115,529
                                                                        ------------   -----------  -----------
     Shares used for computation                                          18,467,248    17,143,381   16,494,898
                                                                        ============   ===========  ===========
Income (loss) per share of common stock (primary):
     Continuing operations                                              $       (.60)  $       .04  $       .26
     Discontinued operations                                                     .15             -          .03
     Change in accounting principle                                                -             -          .85
                                                                        ------------   -----------  -----------
          Net income (loss)                                             $      ( .45)  $       .04  $      1.14
                                                                        ============   ===========  ===========
Assuming full dilution:
     Weighted average number of common shares outstanding                 18,340,248    16,669,827   14,320,969
     Shares issuable upon conversion of Series A
          Convertible Preferred Stock                                              -             -    1,058,400
     Shares issuable upon exercise of dilutive stock options
          and warrants - net of shares assumed to be
          repurchased (at the higher of period-end market
          price or the average market price for the period)
          from exercise proceeds                                             127,000       473,554    1,115,529
                                                                        ------------   -----------  -----------
          Shares used for computation                                     18,467,248    17,143,381   16,494,898
                                                                        ============   ===========  ===========
Income (loss) per share of common stock (assuming full dilution):(a)
     Continuing operations                                              $       (.60)  $       .04  $       .26
     Discontinued operations                                                     .15             -          .03
     Change in accounting principle                                                -             -          .85
                                                                        ------------   -----------  -----------
          Net income (loss)                                             $       (.45)  $       .04  $      1.14
                                                                        ============   ===========  ===========
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(a)  Not presented because dilution is less than 3% from primary amounts.